EXHIBIT 10.6(ii)

         Amended Schedule of Executive Officers of Metris Companies Inc.
            Who Have Executed Change of Control Severance Agreements

                              As of March 27, 2001

     The following Executive Officers have executed Change of Control Severance Agreements that are substantially identical to the agreement between Ronald N. Zebeck and Metris Companies Inc. ("we," "us," "Metris" or our "Company") filed with the Annual Report on Form 10-K for the year ended December 31, 2000, except as set forth below.

* Section 2.6. with respect to David D. Wesselink's and Benson K. Woo's agreements, the percentages at which a "Change of Control" would be triggered pursuant to Section 2.6, due to the acquisition by certain persons, groups or entities of ownership or voting power over our common stock or other securities entitled to vote generally in the election of our directors, have been changed from 25% to 50%, specifically in Sections 2.6(a) and (b) and the last paragraph of Section 2.6.

* Section 5.1(d). Instead of multiplying compensation by three to determine the severance payment pursuant to Section 5.1(d), the multipliers used to determine each executive officer's severance payment is set forth in the table below.

* Section 9.3(b). the number of years that each executive officer agrees not to compete with us following termination of employment pursuant to Section 9.3(b) is equal to the multiplier used for calculating severance pay, and is set forth in the table below.


                                                                  Multiplier for
                                                                      Sections
                                                         Date of      5.1(d)
Officer             Title                               Agreement   and 9.3(b)
--------------------------------------------------------------------------------

Ronald N. Zebeck    Chairman and Chief Executive        5/15/1998        3
                    Officer

David D. Wesselink  Vice Chairman                       5/12/1999        2

Douglas L. Scaliti  President and Chief Operating       4/30/1998        2
                    Officer, Enhancement Services

Benson K. Woo       Chief Financial Officer             11/3/1999        1

Jean C. Benson      Executive Vice President, Finance,  4/21/1998        1
                    Controller

Joseph A. Hoffman   Executive Vice President, Consumer  4/21/1998        2
                    Credit Card Marketing/Operations

Matthew S. Melius   Executive Vice President, Credit    4/21/1998        1
                    Risk Management

David R. Reak       Executive Vice President, Risk      4/21/1998        2
                    Management/Recovery

Lorraine E. Waller  Senior Vice President, General      4/21/1998        1
                    Counsel and Secretary